Exhibit 99.1

NASDAQ: IMAQ Acquisition of Reliance Entertainment January 2023 PA0 PA1

DISCLAIMER

This presentation contains forward-looking statements made pursuant to the Safe Harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding any potential target's expected future operating results; financial performance and potential revenues, sales forecast, sales funnel and sales pipeline; business strategy, various addressable markets, anticipated trends, growth, and developments in markets in which it operates; the market adoption of its technology and products; the capabilities, performance, and advancement of its technology and products; its projected expansion and economics; its pro forma information; and its future product development and roadmap. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the Company's management and are not predictions of actual performance. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "could," "plan," "predict," "potential," "project," "pro forma," "seem," "seek," "future," "outlook," "model," "target," "goal," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements will contain these identifying words. All forward-looking statements are based on current assumptions, expectations and beliefs, and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company's or any target's assessments as of any date subsequent to the date of this Presentation. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so, whether as a result of new information, new developments, future events, or otherwise. These forward-looking statements are subject to a number of risks and uncertainties, including, the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the Business Combination, if not obtained; the failure to realize the anticipated benefits of the Business Combination; matters discovered by the parties as they complete their respective due diligence investigation of the other parties; the ability of the Company to maintain the listing of the Company's securities on Nasdaq; costs related to the Business Combination; the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the definitive stock purchase agreement by the shareholders of the target company; the risk that the Business Combination may not be completed by the stated deadline and the potential failure to obtain an extension of the stated deadline; the inability to complete a PIPE transaction; the outcome of any legal proceedings that may be instituted against the Company or the target company related to the Business Combination; the attraction and retention of qualified directors, officers, employees and key personnel of the Company following the Business Combination; the ability of the Company to compete effectively in a highly competitive market; the ability to protect and enhance the Company's corporate reputation and brand after the Business Combination; the impact from future regulatory, judicial, and legislative changes in the Company's industry; and, the uncertain effects of the COVID-19 pandemic; competition from other media companies that have greater resources, technology, relationships and/or expertise; future financial performance of the Company following the Business Combination including the ability of future revenues to meet projections; the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; the ability of the Company's trademark and copyright applications to protect the Company's core intellectual property from competitors; the Company's ability to manage a complex set of marketing relationships and realize projected revenues from subscriptions, advertisements; product, ticket sales and other sources of revenue; the Company's ability to execute its business plans and strategy; and those factors set forth in documents of the Company filed, or to be filed, with SEC. The foregoing list of risks is not exhaustive.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that are presently unknown or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company's current expectations, plans and forecasts of future events and views as of the date of this Presentation. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of the Company and the target companies described above. The Company anticipate that subsequent events and developments will cause their assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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DISCLAIMER (CONTINUED)

Use Of Projections - This Presentation contains projected financial information with respect to the Company. Such projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive, and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

Financial Information; Non-GAAP Financial Measures - Certain financial information and data contained this Presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or registration statement or other report or document to be filed or furnished by the Company with the SEC. Some of the financial information and data contained in this Presentation has not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). The Company believe these non-GAAP measures of financial results provide useful informant to management and investors regarding certain financial and business trends relating to the financial condition and results of operations of the Company's potential target .companies The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the financial measures of the potential targets with other similar companies, many of which present similar non- GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in financial statements of any target. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review the audited financial statements of the target companies, which will be included in the registration statement and proxy statement to be filed with the SEC. A reconciliation of projected non-GAAP financial measures has not been provided as such reconciliation is not available without unreasonable efforts.

Trademarks - This Presentation contains trademarks, service marks, trade names, and copyrights of the Company and other companies, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade name or products in this Presentation is not intended to, and does not imply, a relationship with the Company, or an endorsement of sponsorship by or of the Company. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

No SEC Approval; Subsequent Events - Neither the SEC nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the securities or of the Business Combination contemplated hereby or determined that this Presentation is truthful or complete. Any representation to the contrary is a criminal offense. The Company will make any offer to sell securities only pursuant to a definitive subscription agreement, and the Company reserves the right to withdraw or amend for any reason any offering and to reject any subscription agreement in whole or in part for any reason. The Company's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. The information contained herein is as of January __, 2023 and does not reflect any subsequent events.

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4 DISCLAIMER (CONTINUED) Additional Information and Where to Find it - This document relates to a proposed Business Combination between the Company and the target company. In connection with the pr oposed Business Combination, the Company has filed with the Securities and Exchange Commission (the “SEC”), a preliminary proxy statement of th e Company and after the proxy statement is cleared by the SEC, the Company will mail a definitive proxy statement relating to the proposed Business Combination to its stockholders. This P res entation does not contain any information that should be considered by the Company’s stockholders concerning the proposed Business Combination and is not intended to constitute the basis of any vo ting or investment decision in respect of the Business Combination or the securities of the Company. The Company’s stockholders and other interested persons are advised to read, w hen available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the proposed Business Combination, as th ese materials will contain important information about the Company, the target companies and the Business Combination. When available, the definitive proxy statement and other relevant ma terials for the proposed Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed Business Combination. Stockhold ers will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’ s w ebsite at www.sec.gov , or by directing a request to: International Media Acquisition Corp., 1604 US Highway 130, North Brunswick, NJ, 08902.

5 1) TRANSACTION SUMMARY 2) IMAQ TEAM 3) RELIANCE OVERVIEW 4) RELIANCE FINANCIALS 5) APPENDIX PA0

TRANSACTION SUMMARY 6

IMAQ ACQUIRES RELIANCE ENTERTAINMENT AT AN ATTRACTIVE VALUATION WITH STAGGERED PAYMENTS

TRANSACTION OVERVIEW

- 100% acquisition of Reliance Entertainment over time for **$140M**[(1)]
  - $40M at business combination (~40% stake)
  - $20M within 90 days (majority stake)
  - $80M within 12-18 months (100% stake)
- Control: Majority board control transfers to IMAQ immediately at first tranche closing[(2)]
- Continuity: 100% of operating management team remains in place, former CEO returns to leadership
- Non-dilutive: No shares issued to seller

TRANSACTION RATIONALE

- Leading studio goes public with US listing
  - ✓ Company has significant revenue/track record
  - ✓ Better access to growth capital
  - ✓ Pipeline of bolt-on acquisitions
  - ✓ Investors able to participate in both: (i) dynamic sector and (ii) vibrant region
- Valuation **~1.2x** FY22 pro-forma sales
- Expected growth of **20%** in FY23 driven by confirmed pre-sales & content pipeline
- Vibrant library of films, games & animation IP generating incremental cashflows

(1) Up to an additional $17.5M earn out payable to the selling shareholders based on post-closing stock performance

(2) Subject to the limitation set forth in the stock purchase agreement

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IMAQ TEAM 8PA0

PROVEN LEADERSHIP RETURNS, CONSISTENT OPERATING MANAGEMENT STAYS IN PLACE



SHIBASISH SARKAR
Chairman & CEO

Past experiences

- Group CEO: Reliance Entertainment
  (grew revenue ~4x with positive EBITDA)
- Board Member: Code Masters UK
  (led listing on AIMS UK)
- Founding Member: Studio18 (Network 18)
  (raised $100M film fund on AIMS UK)
- VP-Finance: UTV (acquired by Disney)
  (led the public offering on NSE India)

- IMAQ led by media veteran Shibasish Sarkar
  - ✓ 29+ years experience across media & entertainment
  - ✓ President of the Producers Guild of India
- A-list actors & top film directors/producers with long-term working relationships with Reliance are also members of IMAQ's sponsor
- IMAQ signed binding share purchase agreement on 22nd Oct 2022; estimated transaction closure in first half of 2023
- Long-term vision to provide 360° entertainment with focus on direct-to-consumer
- ***Transaction creates leading publicly-listed diversified content creator serving India & international markets***
  - ✓ Long operational history/track record
  - ✓ Substantial content pipeline driving topline growth

9

IMAQ & RELIANCE TEAMS BRING DEEP OPERATIONAL EXPERIENCE IN INDIA MEDIA & ENTERTAINMENT



SUNIL MENGHRAJANI
Chief Strategy Officer
33+ yrs in M&E,
Consumer products



MOHAN UMROTKAR
Chief Business Officer
24+ yrs in M&E, Finance



PRIYANKA AGARWAL
Corporate Dev. & M&A
15+ years in M&E,
Management consulting



VIVEK AGRAWAL
Head of Film Dev.
28+ yrs in M&E



NAMIT SHARMA
Head of Non-Film Content Dev.
23+ yrs in M&E



SWETA AGNIHOTRI
CEO, Content Syndication, CHRO
30+ yrs in M&E,
Consumer products



AMIT KHANDUJA
CEO, Reliance Games
28+ yrs in M&E, Software,
Telecom



TEJONIDHI BHANDARE
CEO, Reliance Animation
24+ yrs in M&E, Finance

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MEMBERS OF IMAQ'S SPONSOR INCLUDE A-LIST ACTORS AND MEDIA CONGLOMERATES



AJAY DEVGN
Lead Actor, Director & Producer

30+ years as a leading actor in 108 films & series

50M following*



BHUSHAN KUMAR
Media & Music Baron

- T Series (India's No. 1 music label)
- 2,000+ video & 35,000+ audio titles
- Produced 100+ films

230M subscribers
Largest YT channel globally



VIDYUT JAMWAL
Actor, Producer

Leading action star in India; 20 films & series in 10+ years

20M following*



SUPRIYA YARLAGADDA
Producer & Actor

Produced 19 films & series; Executive Director of Annapurna Studios



SUNIEL NARANG
Producer, Distributor, Exhibitor

Co-promoter of the largest cinema chain in Telangana



SYED TAHER ALI
Film Production Services

Leading supplier of camera and lightning equipment



ANISH WADHWA
Film Distributor, Entrepreneur

Owns & monetizes overseas digital distribution rights of 500+ Tamil/Malayalam films

MUMBAI MOVIE STUDIOS
Producer

Film studio focused on regional films across languages; invested in 6 regional films so far

**Cumulative social media following across Facebook, Instagram and Twitter*

11

MEMBERS OF IMAQ'S SPONSOR INCLUDE TOP DIRECTORS & PRODUCERS FROM THE INDIAN FILM INDUSTRY



MANI RATNAM
Director & Producer

Directed/produced 39 films over 39 years

MADRAS TALKIES



ROHIT SHETTY*
Director & Producer

Directed/produced 15 films; 12 super hits**

RS ROHIT SHETTY PICTUREZ



BVSN PRASAD
Producer

SVCC (film production) founded in 1984; produced 28 films

SVCC



IMTIAZ ALI*
Director, Producer & Writer

Directed/produced 9 films & 2 web-series

WINDOW SEAT FILMS



LUV RANJAN
Director, Producer & Writer

Directed/produced 12 films

LUV FILMS



DEEPA TRACY
Director & Producer

'Native-for-Global' network of Film & Content Expertise

the storiculture company



S SASHIKANT*
Director & Producer

Produced 20 films across Tamil, Telugu, Malayalam, Hindi

YNOT STUDIOS



TG VISHWA PRASAD
Producer

Produced 26 Telugu films & 8 web-series

people MEDIA FACTORY



ABHISHEK AGARWAL
Producer, Entrepreneur

Produced 11 films across Telugu & Hindi

*Equity-based talent partnerships with Reliance Entertainment

**Films that collected more than Rs. 100 crores at the box office adjusted for inflation

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RELIANCE OVERVIEW 13PA0

RELIANCE ENTERTAINMENT TODAY: INDIA'S TOP 3 DIVERSIFIED CONTENT STUDIO

FILM PRODUCTION

- ✓ 9 films expected to release in FY23 (48% film revenues contracted via presales of digital/PayTV rights)
- ✓ 9-10 films already in development for release in FY24

FILM DISTRIBUTION

- ✓ In-house film marketing & distribution team of 40+ people
- ✓ Distributed 400+ films; collected $1B at the global box office
- ✓ 23 films expected to be distributed in FY23[2]


ZEE5
prime video
SONY
liv

OTT (OVER-THE-TOP) CONTENT

- ✓ Preferred producer for global & top local OTTs
- ✓ 14 web-series in confirmed contracts across FY23 & FY24

MOBILE GAMES

- ✓ 90-member team across game development & publishing
- ✓ 35+ titles; 500M global downloads

ANIMATION

- ✓ 1,000+ animator team[1] converting marquee in-house film IP into top children's characters
- ✓ Delivered 15,000+ mins in animated content via long-term contracts with TV channels

(1) Includes staff on payroll, on contract and freelancers
(2) Includes 12 3rd party films

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INDIA IS THE 5TH LARGEST M&E MARKET ($31B+ BY 2024); EMERGING AS A KEY BATTLEGROUND FOR WESTERN MEDIA COMPANIES SEEKING ALLIANCES

India is Young

650M+ under the age of 30 years

+

Tech Savvy

830M+ internet users
500M+ smartphones

+

World's Lowest Data Cost

$0.09/GB cost of mobile internet

=

Massive demand for online entertainment

- **490M+** video consumers
- **Top 10** OTT market by 2023
- **35+** OTT platforms
- **390M+** mobile gamers
- **200M+** online music listeners
- **100M+** online shoppers

$1.3B est. online video content investment in India in 2022*

Note: All statistics sourced from EY FICCI M&E report March 2022 & BCG CII M&E report Dec 2021

**Economic Times: https://economictimes.indiatimes.com/industry/media/entertainment/ott-companies-are-spending-more-on-original-shows/articleshow/96065775.cms*

15

SHIBASISH/RELIANCE DE - RISKED STUDIO OPERATIONS THROUGH EQUITY - LINKED TALENT PARTNERSHIPS 16 x Invested in film production companies, not slates x Invested in IP, not just exploitation rights x Talent participates in both profit & loss x Reliance has right of first refusal (ROFR) on all IP WHILE CEO OF RELIANCE, SHIBASISH CREATED A JOINT VENTURE ECOSYSTEM WITH DIRECTORS/CREATORS Strategy led to close to 4x growth in revenue from FY17 to FY22 with positive EBITDA 200 FILM LIBRARY + NATIONAL AWARDS 29 Released 400+ films; $1 Billion global box office NOTE: Films released include 3 rd party films PA0

TALENT PARTNERSHIPS PROVIDE A PREDICTABLE PIPELINE OF FILMS WITH HIGH - VALUE ACTORS 17 • Slate of 9 films confirmed for release in FY23 with A - list actors • 48% of FY23 estimated film revenue locked via pre - sale of digital & Pay - TV rights • Rights buyers include global players like Disney/Star, Netflix, Viacom/Jio, others • 9 - 10 films in development with releases planned in FY24 IB1971 Some of the films releasing in 2022 - 2023PA0

RELIANCE HAS A RICH CONTENT BANK WITH A LIBRARY OF 200+ FILMS ACROSS LANGUAGES



83
SIMMBA
Singham
GOLMAAL AGAIN!!!
RUSTOM
HOLIDAY
TOILET
DON 2
BODYGUARD
3 idiots
JAGAME THANDHIRAM
NETFLIX
GAME OVER

- A-list actors: Ajay Devgn, Akshay Kumar, Ranveer Singh, Hrithik Roshan, Salman Khan, Pawan Kalyan, Jr. NTR, etc.
- High-value franchises: "Singham", "Golmaal", "Commando", "1920", "Love Aj Kal", "Namastey London", etc.
- Predictable cash: Satellite/digital rights renewal, remake/dubbing, prequel/sequel, music, etc.
- New media: Extend IP into games, animation, NFTs, metaverse, etc.

18

RELIANCE FILMS ACROSS LANGUAGES HAVE WON 29 NATIONAL AWARDS SINCE 2008 19 Best Debut Director & Best Dialogue Writer - Ashwin Madonne Best Actor - Akshay Kumar Best Gujarati Film Best Debut Director - Neeraj Ghaywan Best Director - Srijit Mukherjee Won 4 National Awards Won 5 National Awards. Best Feature Film Won 4 National Awards .. Best Feature Film In Bengali Best Film On Social Issues Best Feature Film in Bengali Won 4 National Awards incl. Best Feature Film in Hindi, Best Actor - Amitabh Bachchan Won 2 National Awards incl. Best Feature Film in Hindi

TALENT PARTNERSHIPS ALSO PROVIDED AN EARLY MOVER ADVANTAGE WITH OTTs

- Demonstrated early success with Netflix's 1st original "Sacred Games"; 67% viewers international(1)
- Producing India's largest budget original series "Indian Police Force" with Rohit Shetty for Amazon Prime

<u>Online video gained scale in India in 2021-2022(2):</u>

✓ Close to 500M online video consumers (ex. YouTube)
✓ Time spent on entertainment apps grew 52%
✓ Paid video subscriptions touched 80M across 40M households in India
✓ Over 100 films released directly on OTT platforms

Some of the OTT/TV series produced by Reliance:


SACRED GAMES
SACRED GAMES
GHOUL
THE GIRL ON THE TRAIN
MASOOM
डॉ. अरोड़ा
SUNFLOWER
BLACK WIDOWS
BOSE DEAD/ALIVE
Kaushiki
TEACHER'S
viu
FASTEST FAMILY FIRST

(1) BCG CII M&E report Dec 2021
(2) EY FICCI M&E report March 2022

20

SLATE OF WEB - SERIES WITH MARQUEE SHOWRUNNERS IN DEVELOPMENT & PRODUCTIONS VIKRAMADITYA MOTWANE 21 ROHIT SHETTY GARIMA PATIALVI MILAN LUTHRIA “Jubilee” “Indian Police Force” VIKAS BAHL “Sultan of Delhi” “Sunflower - 2” “St. Francis” “ Paan Parda Zarda ” MRIGDEEP SINGH LAMBA, GURMEET SINGH, SHILPI DASGUPTA Note: All series mentioned have confirmed development and/or production contracts PETER SAFRAN “13 ‘o Clock” TIGMANSHU DHULIA “ Chavanni ” “Is Anybody Out There” DAVID LESLIE JOHNSON

1,000+ ANIMATION TEAM[1] DEVELOPS SOME OF INDIA'S TOP CHILDREN'S CHARACTERS BASED ON MARQUEE FILM IPs



LITTLE SINGHAM

500+ Episodes[2]

REACH:
~20M

Also available on

discovery+

NETFLIX



LITTLE SINGHAM
BABY
LITTLE SINGHAM

48 Episodes[3]

"Little Singham" won Indian Telly awards for **Best Kids Show Fiction**

"Baby Little Singham" added as new IP in 2022



GOLMAAL

400+ Episodes[2]

REACH:
~25M

Also available on

voot kids



SIMMBA

200+ Episodes[2]

REACH:
~24M

(1) Headcount includes personnel on payroll as well as contractual staff/freelancers

(2) No. of episodes include shows/telefilms delivered and shows/telefilms locked in contract for FY23 & FY24

(3) No. of episodes correspond to FY23 only

22

1,000+ ANIMATION TEAM[1] ALSO COLLABORATING WITH GLOBAL PLAYERS & DEVELOPING MAINSTREAM ADULT ANIMATION



BHAIYYAJI
BALWAN

100+ Episodes[2]

REACH:
~17M

BAL BHARAT



Coming Soon
PANDEYJI

50+ Episodes[2]

REACH:
~20M

nickelodeon



40 Episodes[3]

REACH:
~25M

"Time Twisters" is a prestigious collaboration with Nickelodeon US; to be released early 2023

Long-term contracts for most intellectual properties[4] with confirmed revenues for FY23 & FY24

Developing character based on '21 blockbuster "Sooryavanshi"

Avenues for growth include
1) Mainstream adult animation
2) International projects
3) Extension of proprietary film IP into animation

(1) Headcount includes personnel on payroll as well as contractual staff/freelancers
(2) No. of episodes include shows/telefilms delivered and shows/telefilms locked in contract for FY23 & FY24
(3) No. of episodes correspond to FY23 only
(4) Include "Little Singham", "Smashing Simmba", "Golmaal Jr.", "Bhaiyaji Balwan", "Pandeyji Pehelwan"

23

24 GAMES DIVISION USES PROPRIETARY & HOLLYWOOD IP TO DEVELOP & PUBLISH MOBILE GAMES PROVEN STRATEGY TO DRIVE PROFITABLE GROWTH IN CASUAL & ACTION GAMES 35+ Titles Blockbuster Hollywood IPs 500M Downloads 5 Top Chart Games Global Audience 4+ Star Avg. Rating 20+ Reliance Games 2021 engagement metrics:

25 RELIANCE GAMES CATER TO GLOBAL AUDIENCES Global Audience 59% 24% 13% NORTH AMERICA EUROPE ASIA Gaming audience in more than 45 countries Successful collaborations with major US studios: • Dreamworks Animation • Paramount Pictures • Legendary Entertainment • Sony Pictures Global Partnerships 25PA0 PA1

CROSS-ASSET SYNERGY: CASE STUDY OF "SINGHAM" FILM IP MONETIZED ACROSS ANIMATION & GAMING

ICONIC COP FRANCHISE BY ROHIT SHETTY

2008[(1)] — 2011 — 2014 — 2018 — 2021



Singham
SIMMBA

- 4 films collected **$163M**[(2)] at the global box office
- Featuring A-list actors from Bollywood: *Akshay Kumar, Ranveer Singh & Ajay Devgn*
- Goal to create a Marvel like character universe

ANIMATION



"Little Singham" character:

- **500+** episodes[(3)]
- Across Hindi, English, Tamil

discovery kids · NETFLIX

MOBILE GAMING



"Little Singham" mobile game:

- **71M**[(4)] global downloads
- Avg. rating 4.6

(1) *"Singam" in Tamil directed by Hari Gopalakrishnan*
(2) *Converted at avg. exchange rate in year of release*
(3) *No. of episodes include shows/telefilms delivered + locked in contract for FY23 & FY24*
(4) *Across 5 games based on Little Singham IP*

26

27 RELIANCE HAS A RICH CONTENT BANK OF 250+ IP RIGHTS ACROSS COMPLETED & RELEASED LIBRARY OF FILMS, GAMES & ANIMATION FILM LIBRARY (excludes current & future slate) • 207 films across languages GAME IPs • 36 Proprietary games • 8 Animated characters ANIMATION IPs

RELIANCE FINANCIALS 28PA0

RELIANCE HAS **SIGNIFICANT TRACK RECORD** ON THE BACK OF TALENT-PARTNERSHIPS & LONGTERM RELATIONSHIPS WITH BUYERS

PRO-FORMA REVENUES & ADJUSTED EBITDA

INR Millions



Major Covid-19 impact; film productions halted/cinemas closed for almost the entire year
Significant recovery despite partial re-opening; cinemas opened for only 3-4 months with occupancy restrictions
7,164
7,721
6,549
1,103
8,861
FY18A
FY19A
FY20A
FY21A
FY22A

EBITDA%	13%	12%	1%	(15%)	13%
EBITDA	900	946	16	(164)	1,128

More than 60% of estimated INR 10 Billion FY23 revenue already contracted

- **61%** of total revenues for FY23E contracted across film, OTT and animation
- **96%** of FY23E OTT contracts locked with Netflix, Amazon, Jio/Viacom, Disney+Hotstar, etc.
- **48%** FY23E film revenue locked via pre-sale of digital/TV rights of films
- **77%** of FY23E animation revenues locked (long-term contracts with TV channels)

Note: Financial year ending 31st March; FY18-FY20 based on Indian GAAP; FY21-FY22 based on US GAAP; Pro-forma representation consolidates RESPL + JV revenues less inter-company transactions; FY18-FY20 EBITDA adjusted for excess amortization to match US GAAP policy

29

APPENDIX 30PA0

SNAPSHOT OF RELIANCE HISTORIC IP PORTFOLIO MONETIZATION 31 Asset Type #IP 2018 - 2022 5 - Year Avg. Revenue (1) 2023 - 2027 5 - Year Avg. Revenue (2) Third - Party Valuation Top Licensees ( ~ 100% of Forecast Revenue) Films 207 $4M $11M $83M Gaming 36 $4M $4M $11M Animation 8 $3M $7M $4M Total 251 Revenue: $11M Pre - tax Profit: $5M Revenue: $22M After - tax Profit: $9M $98M FY18 FY19 FY20 FY21 FY22 Films 5.3 5.9 2.8 3.7 2.1 Gaming 3.2 3.2 3.4 4.1 4.0 Animation 1.2 2.0 4.4 3.6 5.8 Total revenue 10 11 11 11 12.0 Pre - tax profit 6.2 6.1 4.0 5.5 4.0 FY23 FY24 FY25 FY26 FY27 Films 8.5 11.7 11.4 14.3 11 Gaming 3.4 3.9 3.9 3.4 3.8 Animation 5.9 6.5 7.4 7.7 8.0 Total revenue 18 22 23 25 23 Post - tax profit 6.7 9 9.1 10.9 8.6 Past performance ($ million) (1) Projections ($ million) (2) (1) Past performance values converted from INR to USD based on average exchange rate in the year (2) Projections prepared by 3 rd party valuation firm based on their estimate/adjustments of management projections; projected values converted at Rs. 76/$ (exchange rate on the date of the valuation report Summary (Excludes: properties not yet released)PA0